Exhibit 10(vi)

REINSURANCE AGREEMENT

between

MERIT LIFE INSURANCE CO.

and

TRITON INSURANCE COMPANY

Dated as of April 1, 2019

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

ARTICLE II
COVERAGE	7

ARTICLE III
ADMINISTRATION; GENERAL	8

ARTICLE IV
INITIAL REINSURANCE PREMIUM; ADDITIONAL CONSIDERATION; NET SETTLEMENT	9

ARTICLE V
DURATION; RECAPTURE, TRANSFER	l2

ARTICLE VI
INSOLVENCY	14

ARTICLE VII
LICENSES; SECURITY	14

ARTICLE VIII
DAC TAXES	16

ARTICLE IX
ARBITRATION	16

ARTICLE X
INDEMNIFICATION; DISCLAIMER	l8

ARTICLE XI
GENERAL PROVISIONS	19

SCHEDULES

SCHEDULE A - CEDED REINSURANCE CONTRACTS

SCHEDULE B - REINSURED CONTRACTS

SCHEDULE C - TERMINAL SETTLEMENT STATEMENT

i

EXHIBITS

EXHIBIT A - TRUST AGREEMENT

ii

REINSURANCE AGREEMENT

This Reinsurance Agreement, dated as of April 1, 2019 (this “Agreement”), is made and entered into by and between Merit Life Insurance Co., a Texas domiciled stock insurance company (the “Company”), and Triton Insurance Company, a Texas domiciled stock insurance company (the “Reinsurer”, and together with the Company, the “Parties”, and each a “Party”).

WHEREAS, Springleaf Finance Corporation, a corporation organized under the laws of the State of Indiana (the “Seller”), and Brickell Insurance Holdings LLC, a limited liability company organized under the laws of the State of Delaware (the “Buyer”), have entered into a Stock Purchase Agreement, dated as of March 7, 2019 (the “Stock Purchase Agreement”), pursuant to which the Seller proposes to sell, and the Buyer proposes to purchase, 100% of the issued and outstanding capital stock of the Company;

WHEREAS, as contemplated by the Stock Purchase Agreement, the Company wishes to cede to Reinsurer, and Reinsurer wishes to reinsure, on a 100% indemnity coinsurance basis, the Reinsured Risks (as defined herein); and

WHEREAS, the Company also wishes to appoint the Reinsurer to provide administrative and other services with respect to the Reinsured Risks, and the Reinsurer, as Administrator, desires to provide such administrative services and other services.

NOW, THEREFORE, the Company and the Reinsurer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1          Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Services Agreement” means the Administrative Services Agreement entered into between the Company and the Reinsurer as of the date hereof.

“Administrator” means the Reinsurer in its capacity as administrator under the Administrative Services Agreement.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreement” shall have the meaning set forth in the Stock Purchase Agreement.

“ARIAS-US” shall have the meaning set forth in Section 9.1.

“Authorized Control Level RBC” means, at any date of determination, the authorized control level risk-based capital of the Reinsurer determined in accordance with the applicable Law of the state of domicile of the Reinsurer.

“Bank Accounts” shall have the meaning set forth in Section 4.4.

“Business Day” means any day other than a Saturday, Sunday or other day on which any banks arc required or authorized to close in New York, New York.

“Ceded Reinsurance Contracts” means (a) all reinsurance or coinsurance treaties and agreements in force as of the date of this Agreement to which the Company is a ceding party and that relate to the Reinsured Contracts and (b) any such treaty or agreement that is terminated or expired but under which the Company may continue to receive benefits with respect to the Reinsured Contracts, including, with respect to subclauses (a) and (b) above, those treaties and agreements set forth on Schedule A.

“CFO Certification” shall have the meaning set forth in Section 4.5(b).

“CFO Certification Reporting Deadline” shall have the meaning set forth in Section 4.5(b).

“Closing” shall have the meaning as set forth in the Stock Purchase Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Indemnified Persons” shall have the meaning set forth in Section 10.1.

“Contractholder” means the holder of any Reinsured Contract.

“Effective Date” means 12:01 AM, April 1, 2019.

“Eligible Assets” means currency of the U.S. and securities issued in the U.S. that are eligible for deposit with the Federal Reserve Bank of New York or the Depository Trust Company and customarily held by bank securities custodians and that are acceptable to the Commissioner of Insurance of the State of Texas; provided, that (i) each such asset that is a security is issued by an institution that is not the Reinsurer, the Company or an Affiliate of either Party, and (ii) such assets comply with the requirements specified by the investment guidelines as set forth on Exhibit B of the Trust Agreement.

“Extra Contractual Obligation” means all liabilities in respect of the Reinsured Contracts (for the avoidance of doubt, other than liabilities arising under the express terms and conditions and within the policy limits of the Reinsured Contracts), including, without limitation, (i) any loss in excess of the limits arising under or covered by a Reinsured Contract, (ii) ex gratia payments and (iii) fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of damages, and legal fees and expenses relating thereto, arising out of, resulting from or relating to any alleged or actual act, error or omission, whether intentional, in bad faith, reckless, grossly negligent, negligent or otherwise, arising out of or relating to the Reinsured Contracts, including, without limitation, in connection with (x) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Reinsured Contracts, (y) the investigation, defense, prosecution, trial, settlement (including failure to settle) or handling of claims, benefits, dividends or payments under or relating to the Reinsured Contracts or (z) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts.

“Fair Market Value” means (i) for securities traded on a public exchange, the closing price on that exchange on the date of valuation and if there is no such closing price, then the closing bid price quoted on that exchange on such date and (ii) for all other securities (including the U.S. Treasury Obligations), the bid-side price as provided by Thomson Reuters, IHS Markit or similar pricing service, mutually agreed to by the Company and the Reinsurer; provided that with respect to any security that is not quoted on Thomson Reuters, IHS Markit or similar pricing service mutually agreed to by the Company and the Reinsurer, the value agreed upon by the Company and the Reinsurer.

“GAAP Reserves” means the aggregate amount of reserves, funds or provisions for losses, liabilities, claims, premiums, benefits, costs and expenses in respect of obligations attributable to the Policy Liabilities, including benefit reserves, claim reserves, unearned premium reserves or premium deposit fund liabilities or otherwise (without regard to the reinsurance provided hereunder), determined in accordance with Generally Accepted Accounting Principles.

“Governmental Entity” means any United States federal, state, local, municipal, county or other domestic or foreign governmental, quasi-governmental, self-regulatory, legislative, judicial, administrative or regulatory authority, agency, commission, body, court, tribunal or other similar entity.

“Independent Appraisal” means, as of the Recapture Date, the present value of the future profits arising from the Reinsured Contracts, as determined by the Third Party Appraiser, taking into account, for the avoidance of doubt, the Company’s cost of transitioning the servicing of the Reinsured Contracts to a new administrator in connection with the termination of the Administrative Services Agreement and the Company’s future costs for servicing the Reinsured Contracts and without duplication of any other amounts set forth in the Terminal Settlement Statement.

“Law” means any United States federal, state, local or foreign law, treaty, convention, code, statute or ordinance, common law or rule, regulation, standard, judgment, order, writ, injunction, ruling, decree, arbitration award or agency requirement of any Governmental Entity.

“Legal Transfer” shall have the meaning set forth in Section 5.5.

“New York Court” shall have the meaning set forth in Section 11.5.

“ Non-Guaranteed Elements” means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates, variable paid-up amounts, policyholder dividends and other policy features that are subject to change.

“Parties” shall have the meaning set forth in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

“Policy Liabilities” means all liabilities of the Company arising out of or relating to the Reinsured Contracts, whether incurred before, at or after the Effective Date, including, but not limited to: (a) all claims, benefits, claim expenses, interest on claims or unearned premiums, interest on policy funds, withdrawals, amounts payable for returns or refunds of premium surrender amounts and other amounts payable under the terms of the Reinsured Contracts; (b) all liabilities arising out of changes to the terms and conditions of the Reinsured Contracts mandated by applicable Law or initiated by a Contractholder pursuant to the terms of the applicable Reinsured Contracts; (c) all expense allowances payable under the Reinsured Contracts and all experience refunds that relate to the Reinsured Contracts; (d) all premium Taxes due or accrued in respect of premiums paid with respect to the Reinsured Contracts, net of premium Tax credits to the extent arising out of assessments or charges described in clause (e); (e) all assessments and similar charges with respect to the Reinsured Contracts in connection with participation by the Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of insolvencies, rehabilitations or similar proceedings occurring before, on or after the Effective Date (for clarity and the avoidance of doubt, this clause (e) does not apply to any assessment the amount of which is not related to the Reinsured Contracts, but applies to the Company solely by reason of its holding a certificate of authority, such as a class A guaranty association assessment); (f) all commissions (including both fronted and trail commissions), expense allowances, benefit credits, other compensation and other servicing and administration fees payable with respect to the Reinsured Contracts to or for the benefit of Producers; (g) all escheat and unclaimed property liabilities arising under the Reinsured Contracts (it being understood that any fines or penalties due with respect to such liabilities shall constitute Extra Contractual Obligations); (h) any collateral required to be provided under assumed Reinsured Contracts, including costs and expenses related to the provision of such collateral and (i) all premiums and other amounts payable under the Ceded Reinsurance Contracts in respect of the Reinsured Contracts; in each of the cases of subclauses (a) through (i) above, net of amounts actually collected under the Ceded Reinsurance Contracts by or on behalf of the Company in respect of the Reinsured Contracts.

“Premiums” means premiums, considerations, deposits, payments and other amounts received by or on behalf of the Company in respect of the Reinsured Contracts.

“Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, third party administrator, financial specialist or other Person responsible for marketing or producing Reinsured Contracts on behalf of the Company.

“Quarterly Accounting Period” means each calendar quarter during the term of this Agreement or any fraction thereof ending on the date this Agreement is terminated in accordance with Section 5.2.

“RBC Ratio” means the percentage equal to (i) the quotient of the Total Adjusted Capital of the Reinsurer divided by the Authorized Control Level RBC, multiplied by (ii) 100; provided, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer’s state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer’s RBC Ratio in effect as of the Effective Date within 30 calendar days after the implementation of such change, and if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate its RBC Ratio as if such material change had not occurred.

“RBC Reporting Deadline” means 60 calendar days after the end of each calendar year.

“Recapture Date” shall have the meaning set forth in Section 5.3(a).

“Recoveries” shall have the meaning set forth in Section 4.2(a).

“Recoveries Collateral” shall have the meaning set forth in Section 4.3(a).

“Reinsured Contracts” means all contracts, policies, certificates, binders, slips, covers, claims or other agreements issued or assumed by the Company on or prior to the later of (i) the Effective Date or (ii) the Closing and covering all credit disability insurance and all accidental death and dismemberment insurance, including, but not limited to, the policies and treaties listed on Schedule B.

“Reinsured Risks” shall have the meaning set forth in Section 2.1.

“Reinsurer” shall have the meaning set forth in the Preamble.

“Reinsurer Indemnified Persons” shall have the meaning set forth in Section 10.2.

“Reinsurer Statutory Book Value” means, with respect to any Eligible Asset, the amount carried in respect of such asset by the Reinsurer as an admitted asset determined in accordance with SAP.

“Remaining Insurance Business” shall have the meaning set forth in the Stock Purchase Agreement.

“Required Balance” means, as of any date of determination, an amount equal to the Statutory Reserves as of such date.

“Reserve Credit” means full reserve credit for the reinsurance ceded to the Reinsurer under this Agreement in the Statutory Financial Statements required to be filed by the Company with the Commissioner of Insurance of the State of Texas.

“Reserve Credit Event” means the failure of the Reinsurer to remain licensed as an insurance company or as an authorized reinsurer in the Company’s state of domicile and to take steps to permit the Company to obtain Reserve Credit within the time provided under and in accordance with Section 7.1.

“SAP” means the statutory accounting principles prescribed or permitted by the Commissioner of Insurance of the State of Texas.

“Statutory Financial Statements” means, with respect to any Party, the annual and quarterly statutory financial statements of such Party.

“Statutory Reserves” means the aggregate amount of reserves, funds or provisions for losses, liabilities, claims, premiums, benefits, costs and expenses in respect of obligations attributable to the Policy Liabilities, including benefit reserves, claim reserves, unearned premium reserves or premium deposit fund liabilities or otherwise (without regard to the reinsurance provided hereunder), determined in accordance with SAP.

“Stock Purchase Agreement” shall have the meaning set forth in the Recitals.

“Terminal Settlement” shall have the meaning set forth in Section 5.4(a).

“Terminal Settlement Statement” shall have the meaning set forth in Section 5.4(a).

“Third Party Appraiser” means Milliman, Inc. or such other independent valuation expert as may be agreed by the Parties in writing from time to time.

“Total Adjusted Capital” means, as of any date of determination, total adjusted capital as calculated in accordance with the applicable Law of the state of domicile of the Reinsurer.

“Triggering Event” means any of the following occurrences:

(a)       the Reinsurer’s RBC Ratio as of any year-end is below 250%;

(b)       the Reinsurer breaches or fails to perform any of the material terms or conditions of this Agreement, including the failure to make deposits to the Trust Account as required hereunder, and such breach or failure to perform has not been cured within 30 calendar days after notice thereof from the Company;

(c)       a Reserve Credit Event has occurred and is continuing;

(d)       there has been a failure by the Reinsurer to provide a CFO Certification by the CFO Certification Reporting Deadline, which failure has not been cured prior to the end of the cure period specified in Section 4.5(b); or

(e)        the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations.

“Trust Account” means the trust account established by the Reinsurer for the benefit of the Company under the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement dated as of the Effective Date hereof by and among the Reinsurer, the Company and the Trustee, as trustee, substantially in the form of Exhibit A hereof.

“Trustee” shall have the meaning set forth in Section 7.2.

“UCC” means the Uniform Commercial Code of the State of Texas.

ARTICLE II
COVERAGE

Section 2.1          Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Date, the Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to indemnify the Company (i) on a coinsurance basis, for 100% of the Policy Liabilities of the Company and (ii) for 100% of the Extra Contractual Obligations, in each case, payable by the Company on or after the Effective Date (the “Reinsured Risks”).

Section 2.2          Conditions. The Company, on its own initiative, shall not change the terms and conditions of any Reinsured Contract, other than for any changes that are required due to (i) changes in applicable Law, (ii) the terms of the Reinsured Contracts or (iii) the requirements of any Governmental Entity. If the Company’s liability under any of the Reinsured Contracts is changed because of changes made on or after the Effective Date in the terms and conditions of the Reinsured Contracts (including to any contract riders or endorsements thereto) that are required due to the reasons identified in clauses (i), (ii) or (iii) above, the Reinsurer will share in the change proportionately to the coinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement. With respect to any change required due to the reasons identified in clauses (i) or (iii) above, the Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal).

Section 2.3          Indemnity Reinsurance. This Agreement is an indemnity coinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Company shall be and shall remain the only party hereunder that is liable to any insured, cedent, Contractholder, claimant or beneficiary under any Reinsured Contract reinsured hereunder.

Section 2.4          Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts.

ARTICLE III
ADMINISTRATION; GENERAL

Section 3.1          Contract Administration. The Reinsurer shall administer the Reinsured Contracts and the Ceded Reinsurance Contracts directly on behalf of the Company, in each instance in accordance with the terms of the Administrative Services Agreement.

Section 3.2          Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The Party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other Party in writing promptly upon discovery thereof, and the Parties shall act to correct such misunderstanding or oversight within 20 Business Days of such other Party’s receipt of such notice. However, this Section 3.2 shall not be construed as a waiver by either Party of its right to enforce strictly the terms of this Agreement.

Section 3.3          Age, Sex and Other Adjustments. If the Company’s liability under any of the Reinsured Contracts is changed because of a misstatement of age or sex or any other material fact, the Reinsurer will share in the change proportionately to the reinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.

Section 3.4          Set-off. Any debts or credits, matured or unmatured, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid. In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.4 shall apply to the fullest extent permitted by applicable Law.

Section 3.5          Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Company would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.

Section 3.6          Guaranty Fund Assessments and Premium Taxes. The Company and the Reinsurer shall settle amounts due with regard to guaranty fund assessments, premium taxes and premium tax credits included in the Policy Liabilities in accordance with the terms of the Administrative Services Agreement.

Section 3.7          Ceded Reinsurance Contracts. The Parties agree and acknowledge that the collectability of reinsurance under the Ceded Reinsurance Contracts shall be at the risk and for the account of the Reinsurer, and that the Reinsurer shall pay all Reinsured Risks pursuant to the

Administrative Services Agreement without regard to whether or not any amounts due under the Ceded Reinsurance Contracts are actually collected. The Company agrees to not terminate, amend or replace any of the Ceded Reinsurance Contracts to the extent such termination, amendment or replacement relates to or affects the reinsurance coverage provided thereunder with respect to the Reinsured Contracts. The Company shall, upon the Reinsurer’s request, cooperate with the Reinsurer and take all actions reasonably requested by the Reinsurer to cause the termination, amendments or replacement of any of the Ceded Reinsurance Contracts. The Reinsurer shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Affiliates in connection with such terminations, amendments or replacements of the Ceded Reinsurance Contracts.

Section 3.8          Follow the Fortunes. The Reinsurer’s liability under this Agreement shall attach simultaneously with that of the Company under the Reinsured Contracts, and the Reinsurer’s liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments and waivers.

ARTICLE IV
INITIAL REINSURANCE PREMIUM; ADDITIONAL CONSIDERATION; NET
SETTLEMENT

Section 4.1          Initial Reinsurance Premium. As consideration for the reinsurance provided hereunder, the Company shall pay the Reinsurer in cash and/or Eligible Assets an amount equal to 100% of the GAAP Reserves.

Section 4.2          Additional Consideration.

(a)         As additional consideration for the Reinsurer entering into this Agreement, as of the Effective Date, the Company hereby irrevocably sells, assigns, transfers and delivers to the Reinsurer as premium hereunder all of its rights, title and interest in 100% of all of the following amounts actually received or receivable at or after the Effective Date by the Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Reinsured Contracts (items (i) through (iv) below, collectively, the “Recoveries”):

(i)	Premiums;

(ii)	all amounts actually collected or collectable under the Ceded Reinsurance Contracts in respect of the Reinsured Contracts (including all recoveries, returns, amounts in respect of profit sharing and all other sums to which the Company may be entitled under the Ceded Reinsurance Contracts in respect of the Reinsured Contracts);

(iii)	all mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately for the Reinsured Contracts collected or collectible by the Company; and

(iv)	without duplication, all other payments, collections, releases of funds, recoveries and other considerations or payments with respect to the Reinsured Contracts, including all premiums, payments, reimbursements, interest or other amounts that the Company receives in connection with any reinstatement or reissuance of a Reinsured Contract.

(b)        The Company agrees to execute and record all additional documents and take all other steps reasonably requested by the Reinsurer to effectuate such transfer to the Reinsurer. Direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy the Company’s obligations to transfer any such amount to the Reinsurer hereunder.

(c)        The Company hereby and pursuant to the Administrative Services Agreement appoints the Reinsurer as its agent to collect all Recoveries in the Company’s name. The Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Company, all rights at law or in equity or good faith claims of the Company with respect to such Recoveries. If necessary for such collection, the Company shall reasonably cooperate, at the Reinsurer’s expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoveries. To the extent that the Company recovers any Recoveries from any third party attributable to the Reinsured Contracts, the Company shall promptly transfer such amounts to the Reinsurer, together with any pertinent information that the Company may have relating thereto.

Section 4.3          Security Interest.

(a)         The Parties intend the Company’s assignment pursuant to the first sentence of Section 4.2(a) to be a present assignment of all of the Company’s rights, title and interest and not an assignment as collateral. However, to the extent that such assignment is not recognized as a present assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance to the Reinsurer, the Company does hereby grant, bargain, sell, convey, assign and otherwise pledge to the Reinsurer all of the Company’s now owned and hereafter acquired or arising, whether governed by Article 9 of the UCC or other law, wherever located, and all proceeds and products thereof, right, title and interest, if any (legal, equitable or otherwise) to all Recoveries (and any lockbox or account set up for the receipt of the Recoveries after the Effective Date) (“Recoveries Collateral”) to secure all of the Company’s obligations to remit the Recoveries to the Reinsurer.

(b)         The Company shall execute and deliver and the Reinsurer is authorized to execute and deliver any and all financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements in order to perfect the Reinsurer’s title under Article 9 of the UCC to any and all Recoveries Collateral and the Company shall do such further acts and things as the Reinsurer may reasonably request in order that the security interest granted hereunder may be maintained as a first perfected security interest. All costs and expenses incurred in connection with obtaining a first priority, perfected security interest shall be borne by the Reinsurer.

(c)          Upon a recapture of the reinsurance ceded under this Agreement, the Reinsurer shall promptly take any and all actions reasonably requested by the Company to release all of its security interests in the Recoveries Collateral.

Section 4.4          Bank Accounts. During the term of this Agreement, the Reinsurer may open and/or maintain one or more accounts with banking institutions with respect to the Reinsured Contracts (the “Bank Accounts”). The Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) open the Bank Accounts in the name of the Company, (b) designate the authorized signatories on the Bank Accounts, (c) issue drafts on and make deposits in the Bank Accounts in the name of the Company, (d) make withdrawals from the Bank Accounts and (e) enter into agreements with respect to the Bank Accounts on behalf of the Company; provided, that in no event shall the Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts. The Company shall do all things necessary at the Reinsurer’s expense to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Company agrees that, without the Reinsurer’s prior written consent, it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom.

Section 4.5           Reports and Settlements.

(a)         The Reinsurer shall provide to the Company periodic accounting and other reports with respect to the Reinsured Contracts as specified in the Administrative Services Agreement. Except as otherwise set forth herein or in the Administrative Services Agreement, settlement with respect to amounts owed hereunder by the Reinsurer to the Company and by the Company to the Reinsurer shall be performed through the direct payment by the Reinsurer of Reinsured Risks and direct receipt by the Reinsurer of Recoveries on an ongoing basis in its capacity as Administrator under the Administrative Services Agreement. In the event that any such report reflects an amount due from the Reinsurer to the Company, the Reinsurer shall pay such amount to the Company no later than 10 Business Days following the Reinsurer’s delivery to the Company of such report.

(b)         At each RBC Reporting Deadline, the Reinsurer shall provide to the Company the RBC Ratio of the Reinsurer as of the last day of the calendar year. Each such calculation shall include reasonable supporting detail with respect to such calculation. In the event that the RBC Ratio of the Reinsurer reported to the Company pursuant to this Section 4.5(b) is less than 300%, then, until the RBC Ratio of the Reinsurer reported to the Company pursuant to this Section 4.5(b) is equal to or greater than 300%, within 30 calendar days following the end of each calendar quarter thereafter (the “CFO Certification Reporting Deadline”), the Reinsurer shall provide to the Company a written certification, signed by the Chief Financial Officer of the Reinsurer, that the Reinsurer does not, based on a good faith estimate of the Reinsurer’s RBC Ratio as of the last day of such calendar quarter, believe that a Triggering Event pursuant to clause (a) of the definition of Triggering Event has occurred (in each case, a “CFO Certification”). In the event that the Reinsurer does not provide the CFO Certification to the Company by the CFO Certification Reporting Deadline, the Company shall notify the Reinsurer that it has breached its obligations under this Section 4.5(b), and the failure by the Reinsurer to provide the CFO

Certification within 3 Business Days after its receipt of such notice from the Company shall constitute a Triggering Event pursuant to clause (d) of the definition of Triggering Event.

(c)         The Reinsurer shall provide written notice to the Company of the occurrence of any Triggering Event within 3 Business Days after the Reinsurer becomes aware of its occurrence. In addition, the Reinsurer shall cooperate fully with the Company and promptly respond to the Company’s reasonable inquiries from time to time concerning the determination of whether a Triggering Event has occurred or would have occurred if (i) the Reinsurer’s RBC Ratio were calculated as of the date of such inquiry and treated as though it were a calendar quarter end, or (ii) any applicable cure period were deemed to have expired as of the date of such inquiry.

ARTICLE V
DURATION; RECAPTURE, TRANSFER

Section 5.1          Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

Section 5.2          Reinsurer’s Liability. The Reinsurer’s liability with respect to the Reinsured Contracts shall continue in force until such time as the earlier of (i) the Company’s liability with respect to the Reinsured Contracts is terminated in accordance with their respective terms and the Reinsurer has discharged its liabilities to the Company incurred prior to such termination and (ii) the Company has elected to recapture the reinsurance of the Policy Liabilities in full pursuant to Section 5.3 and the Company has either made or received payments, as applicable, which discharge such liability in full in accordance with Section 5.4.

Section 5.3          Recapture.

(a)          Upon the occurrence of a Triggering Event, the Company shall have the right (but not the obligation) to recapture the Reinsured Contracts ceded under this Agreement by providing the Reinsurer with written notice of its intent to effect recapture within 90 calendar days of the Company’s receipt of notice of the occurrence of the Triggering Event. Recapture of the Reinsured Contracts shall be effective as of the end of the month in which the Company has provided the Reinsurer with such notice (the “Recapture Date”).

(b)           Following a recapture of Reinsured Contracts pursuant to this Section 5.3, subject to the satisfaction of the payment obligations described in Section 5.4, both the Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of such recaptured Reinsured Contracts, other than (i) any payment obligations due hereunder prior to the Recapture Date but still unpaid on such date, to the extent not settled as part of the Terminal Settlement, (ii) any Extra-Contractual Obligations and (iii) the continued adjustment of premium taxes due to the Company for the period prior to the recapture in accordance with the terms of the Administrative Services Agreement.

(c)           Notwithstanding the remedies contemplated by this Article V, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement in lieu of exercising the remedies in Article V, and it shall be no defense to any such claim that the Company might have had other recourse.

Section 5.4           Recapture Payments.

(a)          In connection with a recapture pursuant to Section 5.3, the Reinsurer shall (i) promptly engage the Third Party Appraiser to deliver the Independent Appraisal and (ii) prepare a settlement statement within 40 Business Days after the Recapture Date (the “Terminal Settlement Statement”) setting forth the terminal settlement calculated in accordance with Schedule C (the “Terminal Settlement”), provided, however, that following the termination of the Administrative Services Agreement, the Company or its administrator shall engage the Third Party Appraiser to deliver the Independent Appraisal and prepare and deliver the Terminal Settlement Statement hereunder. The Terminal Settlement Statement will be accompanied by (x) the Independent Appraisal and (y) reasonably detailed supporting documentation relating to the amounts and calculations therein. The entity receiving the Terminal Settlement Statement and its representatives shall be permitted to review the preparing entity’s working papers and any working papers of the preparing entity’s independent accountants directly relating to the preparation of the Terminal Settlement Statement, as well as all of the books and records of the preparing entity and other relevant information or documents relating to the relevant Reinsured Contracts with respect to the period up to and including the Recapture Date, and the preparing entity shall make available the individuals in its or its Affiliates’ employ who are responsible for and knowledgeable about the information used in, and the preparation or calculation (as applicable) of, the Terminal Settlement Statement in order to respond to inquiries of the receiving entity; provided, however, that the independent accountants of the preparing entity shall not be obligated to make any working papers available to the receiving entity unless and until the receiving entity has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants.

(b)          If the undisputed amount of the Terminal Settlement is positive, then within 15 Business Days following the date on which the preparing entity delivers the Terminal Settlement Statement to the receiving entity (i) the Company shall have the right to withdraw from the Trust Account assets having a Fair Market Value equal to such undisputed amount to the extent not otherwise paid by the Reinsurer in cash prior to such date (or if the assets in the Trust Account are insufficient for such payment, the Company shall have the right to withdraw from the Trust Account all assets remaining in the Trust Account) and (ii) if the assets in the Trust Account are insufficient for payment of such undisputed amount, the Reinsurer shall pay any shortfall to the Company in cash. If the undisputed amount of the Terminal Settlement is negative, then within 15 Business Days following the date on which the preparing entity delivers the Terminal Settlement Statement to the receiving entity, the Company shall pay such amount to the Reinsurer in cash.

(c)          In the event that the receiving entity disagrees with the calculation of the Terminal Settlement, the receiving entity shall within 10 Business Days after its receipt of such report deliver written notice to the preparing entity of such disagreement, and the Parties shall attempt in good faith to resolve such disagreement; provided, however, that, absent manifest error by the Third Party Appraiser, neither Party shall have the right to dispute the Independent Appraisal. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. In the event there is a Closing, if the Parties are unable to resolve any disagreement within 15 Business Days after the receiving party delivers written notice of any such disagreement to the preparing party, the Parties shall jointly request the Transaction Consultant to determine the

Terminal Settlement in the manner provided in Section 2(d) of the Stock Purchase Agreement with respect to Unresolved Items under a Dispute Notice (as defined in the Stock Purchase Agreement), mutatis mutandis. The Transaction Consultant’s determination of the Terminal Settlement shall be final and binding upon the Parties. After a final and binding resolution of any dispute described in this Section 5.4(c) is reached, the Parties agree to make any necessary adjustments under Section 5.4(b).

Section 5.5          Legal Transfer of the Reinsured Contracts. After the Closing Date, the Parties hereto agree to use their reasonable best efforts, at the request of the Reinsurer, to effect a Legal Transfer (as such term is defined below) of all or any portion of the Reinsured Risks from the Company to the Reinsurer to the extent that the Parties mutually agree that any such Legal Transfer is or becomes feasible and legally permissible; provided, that (i) the Reinsurer shall undertake the administrative effort and expense in effecting such Legal Transfer and (ii) the Company shall cooperate with the Reinsurer in such administrative effort as is reasonably required to effect such Legal Transfer. A “Legal Transfer” for purposes of this Section 5.5 means any legal process, procedure or proceeding by which Reinsurer assumes or succeeds to all of the rights, obligations, duties and liabilities of the Company with respect to the Reinsured Risks whereby the Company is fully and irrevocably released from such rights, obligations, duties and liabilities.

ARTICLE VI
INSOLVENCY

Section 6.1          Payments. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Contractholders of the contracts reinsured, without diminution because of the insolvency of the Company. It is agreed and understood, however, that (i) in the event of the insolvency of the Company, the domiciliary liquidator, receiver or legal successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the Reinsured Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

Section 6.2          Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 6.1 may be filed as a claim against the insolvent Company as part of the expense of liquidation, to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned subject to court approval, in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

ARTICLE VII
LICENSES; SECURITY

Section 7.1          Licenses. At all times during the term of this Agreement, the Reinsurer shall (i) hold and maintain all licenses and authorizations required so that the Company may receive Reserve Credit or (ii) otherwise take such steps as may be required to provide the

Company with Reserve Credit. Should the Reinsurer fail to hold and maintain all licenses and authorizations required under applicable Law to enable the Company to receive Reserve Credit, the Reinsurer shall, at its own expense, take all appropriate steps, within 20 Business Days following the occurrence of such event or, if earlier, 5 Business Days prior to the end of the calendar quarter during which such event occurs, as are necessary so as to permit the Company to obtain Reserve Credit. The Reinsurer shall promptly (but in any event within 3 Business Days) notify the Company of any event or change in its licensing or authorization in the Company’s state of domicile or other condition that would be reasonably likely to result or has resulted in any loss of, or impairment to, Reserve Credit. Furthermore, upon any loss of, or impairment to, Reserve Credit, the Company and the Reinsurer agree to cooperate in good faith to promptly amend this Agreement or the Trust Agreement, or enter into other agreements or execute additional documents as reasonably needed to comply with the credit for reinsurance laws and regulations and/or the requirements of applicable Law to ensure the Company obtains Reserve Credit.

Section 7.2          Security. This Section 7.2 and Sections 7.3 and 7.4 shall apply only if there is a Closing. As security for the payment of amounts due the Company under this Agreement, the Reinsurer, as grantor, shall establish and maintain the Trust Account with a trustee reasonably acceptable to the Company (the “Trustee”) naming the Company as sole beneficiary thereof. Concurrent with the Closing, the Reinsurer shall deposit into the Trust Account Eligible Assets with a Fair Market Value equal to the Reinsurer’s good faith estimate of the Required Balance as of the Closing. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth in the Trust Agreement; provided that, in addition to the requirements set out in the Trust Agreement, the Reinsurer shall transfer amounts to the Trust Account as set forth in Section 7.3.

Section 7.3          Adjustment of Security. As described in the Trust Agreement, the amount of security provided by the Reinsurer shall be adjusted following the end of each Quarterly Accounting Period to be equal to the Required Balance as of the end of such Quarterly Accounting Period, such amounts to be calculated by the Reinsurer and a report thereof to be furnished to the Company no later than 15 Business Days following the end of such Quarterly Accounting Period. Said report shall include a listing of each asset in the Trust Account and the Fair Market Value of each such asset as of the end of the relevant Quarterly Accounting Period. If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account at the end of any Quarterly Accounting Period is less than the Required Balance, calculated based on the most recent Quarterly Accounting Period report, the Reinsurer shall, no later than 10 Business Days following delivery of the relevant report, transfer additional Eligible Assets to the Trust Account so that the aggregate Fair Market Value of the Eligible Assets held in the Trust Account is not less than the Required Balance as of the end of such Quarterly Accounting Period.

Section 7.4          Termination of Trust. Notwithstanding the foregoing, the Parties agree that the Trust Account and the Trust Agreement shall terminate and the Trustee shall be directed to release and deliver to the Reinsurer all assets held in the Trust Account upon the occurrence of the earliest of the following events: (i) termination of the Reinsurance Agreement, (ii) the Reinsurer’s A.M. Best Financial strength rating is raised to “A” (Excellent) or higher, or (iii) the Required Balance falls below $5 million; provided, however, that in the event that (a) the Trust Agreement is terminated by the Parties in accordance with clause (ii) and (b) the Reinsurer’s A.M. Best Financial strength rating subsequently falls below “A”, the Parties agree that Sections

7.2 and 7.3 shall immediately be reinstated and the Parties shall promptly enter into a new trust agreement containing substantially the same terms as the Trust Agreement.

ARTICLE VIII

DAC TAXES

Section 8.1          DAC Taxes.

(a)          Each of the Company and the Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated in Section 1.848-2(g)(8) of the Treasury regulations under the Code with respect to this Agreement. Each of the Company and the Reinsurer (i) agrees that such election shall be effective for the taxable year of each Party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

(b)           Pursuant to Section 1.848-2(g)(8) of the Treasury regulations, each Party hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the Party with net positive consideration (as defined in the Treasury regulations) for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration (as defined in the Treasury regulations) under this Agreement to ensure consistency.

(c)          By May 31 of each year, the Reinsurer shall submit a schedule to the Company of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the Reinsurer stating that the Reinsurer will report such net consideration on its tax return for the preceding calendar year. If the Company agrees with the calculation, the Company shall use this information in determining its net consideration for such prior year. If the Company disagrees with the calculation, the Parties shall act in good faith to resolve any differences so that consistency is maintained for tax return reporting purposes.

ARTICLE IX
ARBITRATION

Section 9.1          Resolution of Damages. As a condition precedent to any right arising under this Agreement, any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration pursuant to the Rules for the Resolution of U.S. Insurance and Reinsurance Disputes of the AIDA Reinsurance and Insurance Arbitration Society (“ARIAS-US”).

Section 9.2          Composition of Panel. Unless the Parties agree upon a single arbitrator within 15 calendar days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 9.3 and 9.4.

Section 9.3          Appointment of Arbitrators. The Party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof, by registered mail or a recognized overnight courier to the other Party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within 15 calendar days after the receipt of the notice of intention to arbitrate, the respondent shall, within 30 calendar days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an impartial umpire. If, within 30 calendar days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be selected pursuant to the rules of ARIAS-US. The arbitrators shall be present or former executives or officers of life insurance or reinsurance companies. The arbitrators and umpire shall be disinterested individuals and not be under the control of either Party, and shall have no financial interest in the outcome of the arbitration.

Section 9.4          Failure of a Party to Appoint Arbitrator. If the respondent fails to appoint an arbitrator within 30 calendar days after receiving a notice of intention to arbitrate, such arbitrator shall be selected pursuant to the rules of ARIAS-US, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 9.3.

Section 9.5          Choice of Forum. Any arbitration instituted pursuant to this Article IX shall be held in New York, New York or such other place as the Parties may mutually agree.

Section 9.6          Procedure Governing Arbitration.     Each Party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any other participating Party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The Parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any Party, pre-hearing discovery may be conducted as the panel shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the panel. The panel shall be the final judge of the procedures of the panel, the conduct of the arbitration of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating Party.

Section 9.7          Arbitration Award. The arbitration panel shall render its decision within 60 calendar days after termination of the proceeding unless the Parties consent to an extension, which decision shall be in writing, stating the reason therefor. The decision of the majority of the panel shall be final and binding on the Parties to the proceeding except to the extent otherwise provided in the Federal Arbitration Act. Judgment upon the award may be entered in any court having jurisdiction pursuant to the Federal Arbitration Act.

Section 9.8          Cost of Arbitration. Unless otherwise allocated by the panel, each Party shall bear the expense of its own arbitrator and its own witnesses and shall equally bear with the other Party the expense of the umpire and the arbitration.

Section 9.9          Limit of Authority. It is agreed that the arbitrators shall have no authority to impose any punitive, exemplary or consequential damage awards on either of the Parties hereto.

Section 9.10           Survival. This Article IX shall survive the termination of this Agreement.

ARTICLE X
INDEMNIFICATION; DISCLAIMER

Section 10.1          Reinsurer’s Obligation to Indemnify. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Company Indemnified Persons”) from and against any and all Indemnifiable Losses incurred by the Company Indemnified Persons to the extent arising from (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement, (ii) all Extra Contractual Obligations and (iii) any successful enforcement of this indemnity.

Section 10.2          Company’s Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Reinsurer Indemnified Persons”) from and against any and all Indemnifiable Losses incurred by the Reinsurer Indemnified Persons to the extent arising from (i) any breach by the Company of the covenants and agreements of the Company contained in this Agreement and (ii) any successful enforcement of this indemnity.

Section 10.3           Definitions. As used in this Agreement:

(a)	“Indemnitee” means any Person entitled to indemnification under this Agreement;

(b)	“Indemnitor” means any Person required to provide indemnification under this Agreement;

(c)	“Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting punitive damages relating to the breach or alleged breach of this Agreement (except to the extent actually paid to a third party in connection with a Third Party Claim) and (y) shall be net of any amounts recovered by or recoverable by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a Party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement;

(d)	“Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and

(e)	“Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee.

Section 10.4          Applicability of Stock Purchase Agreement. In the event of Closing, the procedures set forth in Section 8 of the Stock Purchase Agreement shall apply to Indemnifiable Losses indemnified under this Article X.

Section 10.5          No Duplication. In the event of a Closing, if any Indemnifiable Losses are indemnified under any other Ancillary Agreement, the Company Indemnified Person or Reinsurer Indemnified Person shall not be entitled to indemnification with respect to such Indemnifiable Losses pursuant to such other Ancillary Agreement and shall instead be entitled to indemnification pursuant to Section 10.1 or Section 10.2 of this Agreement.

ARTICLE XI
GENERAL PROVISIONS

Section 11.1          Schedules and Exhibits. The Schedules and Exhibits to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein.

Section 11.2          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to the Company (following the Closing):

Merit Life Insurance Co.

600 Brickell Ave., 19th Floor

Miami, Florida 33131

Attention: Jorge Beruff

(b)	if to the Reinsurer:

Triton Insurance Company

3001 Meacham Blvd.

Fort Worth, Texas 76137

Attention: General Counsel

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.

Section 11.3          Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the”$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the Parties hereto and shall not be construed by any Governmental Entity against either Party by virtue of the fact that such Party was the drafting Party.

Section 11.4          Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. Except as set forth in Article X with respect to the Reinsurer Indemnified Persons and the Company Indemnified Persons, this Agreement is not intended to confer upon any Person other than the Parties hereto and their successors and permitted assigns any rights or remedies.

Section 11.5           Governing Law and Jurisdiction.

(a)           This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. While the Parties contemplate that all disputes hereunder will be decided pursuant to Article IX hereof, the Parties submit to the jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) with respect to any legal proceedings to enforce an arbitral award issued in accordance with Article IX. In any such action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the Parties hereto from removing any matter from one New York Court to another New York Court. Each of the Parties hereto also agrees that any final and unappealable judgment against a Party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 11.2 of this Agreement, constitute good, proper and sufficient service thereof.

(b)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5(b).

Section 11.6          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger), by either Party without the prior written consent of the other Party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.7           Severability; Amendment; Modification; Waiver.

(a)           Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(b)           This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the Reinsurer and the Company.

(c)            No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 11.8           Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

Section 11.9          Cooperation. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement including making available to each their respective officers and employees for interviews and meetings with Governmental Entities and furnishing any additional assistance, information and documents as may be reasonably requested by a Party from time to time.

Section 11.10          Survival. Articles VIII, IX, X and XI shall survive the termination of this Agreement.

Section 11.11          Reinsurance Intermediaries. Neither Party utilized the services of, or paid compensation to, a reinsurance intermediary in connection with this Agreement.

IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

MERIT LIFE INSURANCE CO.

By:	/s/ Ron Neal
Name: Ron Neal
Title: Chief Financial Officer

TRITON INSURANCE COMPANY

By:	/s/ Dava Carson
Name: Dava Carson
Title: President

SCHEDULE A

CEDED REINSURANCE CONTRACTS

●	None

SCHEDULE B

REINSURED CONTACTS

Assumed Treaties

●	Coinsurance Agreement between the Company and Securian Life Insurance Company effective January 1, 2010 (Liabilities have run off)

●	Accidental Death and Dismemberment Insurance Reinsurance between the Company and Old Republic Life Insurance Company effective December 1, 1992

Direct Policies

CREDIT DISABILITY INSURANCE FORMS

●	ML3-155D-NC - Disability Rider
●	ML3-155CX-NC (1/2006) – Certificate
●	ML3-155CX-NC (1/2010) - Certificate
●	ML3-160D - Disability Rider (OH)
●	ML3-160C-G - Certificate (OH)
●	ML3-162D - Disability Rider (WV)
●	ML3-162C - Certificate (WV)
●	ML3-167D - Disability Rider (VA)
●	ML3-167C-VA (2009) - Certificate
●	ML3-182DX-LA - Disability Rider
●	ML3-182CX-LA - Certificate
●	ML3-183-KS - Group Master Policy (LAH)
●	ML3-183C-KS – Certificate
●	ML3-183C-KS (2010) - Certificate
●	ML3-185D-AL - Disability Rider
●	ML3-185C-AL(10/2007) - LAH Certificate
●	ML3-187D-NM (25) - Disability Rider
●	ML3-187C-NM (25) - Certificate
●	ML3-188D-IA - Disability Rider
●	ML3-188C-IA(06/2004) - Certificate
●	ML3-189D-TN - Disability Rider
●	ML3-189C-TN{06-05) - Certificate
●	ML3-190D-GA - Disability Rider
●	ML3-190D-JT-GA(2015) - Disability Rider
●	ML3-190C-GA(2005) – Certificate
●	ML3-190C-JT-GA(2015) – Certificate

●	ML3-192D-GILA-GA - Disability Rider (GILA)
●	ML3-192C-GILA-GA(05/2004) - Certificate (GILA)
●	ML3-194D-OK - Disability Rider
●	ML3-194C-OK – Certificate
●	ML3-203D-ID - Disability Rider
●	ML3-203C-ID (2001) - Certificate
●	ML3-204D-OR - Disability Rider
●	ML3-204C-OR(04/01) - Certificate
●	ML3-209D-IL - Disability Rider
●	ML3-209C-IL - Certificate
●	ML3-210-FL - Group Master Policy (Disability)
●	ML3-210C-FL (07/03) - Certificate (Disability)
●	ML3-211D-WY - Disability Rider
●	ML3-211C-WY – Certificate
●	ML3-214D-MS - Disability Rider
●	ML3-214C-MS – Certificate
●	ML3-214C-JT-MS - Certificate
●	ML3-215D-KY - Disability Rider
●	ML3-215C-KY - Certificate
●	ML3-216D-WI - Disability Rider
●	ML3-216C-WI(2002) - Certificate
●	ML3-219D-UT - Disability Rider
●	ML3-219C-UT(2004) - Certificate
●	ML3-283D-SC - Disability Rider
●	ML3-283DX-SC - Disability Rider
●	ML3-283C-SC – Certificate
●	ML3-283CX-SC - Certificate
●	ML3-285DX-TX (3.50)(3.53) - Disability Rider
●	ML3-285CX-TX 2007 (3.50)(3.53) - Certificate
●	ML3-287DX-NE - Disability Rider
●	ML3-287CX-NE - Certificate
●	ML3-288-MI - Individual Policy (Single Premium Disability)
●	ML3-288A-MI - Imbedded Ind Policy Application (Single Premium Disability)
●	ML3-402D-SD - Disability Rider
●	ML3-402C-SD - Certificate
●	ML3-402C-SD(2010) - Certificate
●	ML3-403D-IN - Disability Rider
●	ML3-403C-IN - Certificate
●	ML3-406D-MT(2002) - Disability Rider
●	ML3-406C-MT(2002) - Certificate
●	ML3-408DX-AZ - Disability Rider
●	ML3-408CX-AZ - Certificate
●	ML3-409-CA - Group Master Policy (Class A & Class E) (LAH)

●	ML3-409C-CA(E) 2007 - Certificate (Class E)
●	ML3-409C-CA(A) 2007 - Certificate (Class A)
●	ML3-410D-CO - Disability Rider
●	ML3-410C-CO – Certificate
●	ML3-410C-CO(2014) - Certificate
●	ML3-411D-MD - Disability Rider
●	ML3-411C-MD(2007) – Certificate
●	ML3-411C-MD(2012) - Certificate
●	ML3-413D-HI - Disability Rider
●	ML3-413C-HI - Certificate
●	ML3-415D-WA - Disability Rider
●	ML3-415C-WA - Certificate
●	ML3-425D-FL - Group Master Policy (Disability)
●	ML3-435D-MT(2010) - Disability Rider
●	ML3-435C-MT(2010) - Certificate (Life)
●	ML3-435CDR-MT(2010) - Certificate (Disability)
●	ML3-425CN-FL - Certificate (Life & Disability)
●	ML3-437DX-OK - Disability Rider
●	ML3-437CX-OK - Certificate
●	ML3-421D-NV - Disability Rider
●	ML3-421C-N-NV - Certificate
●	ML3-422D-ME - Disability Rider
●	ML3-422C-ME - Certificate
●	ML3-423D-NJ - Disability Rider
●	ML3-423C-NJ - Certificate
●	ML3-424DMPX-DE - Group Master Policy (Disability)
●	ML3-424CX-DE - Certificate (Life & Disability)
●	ML3-428DX-PA - Disability Rider
●	ML3-428BA-PA - Borrower’s Application
●	ML3-428CX-PA - Certificate
●	ML3-433DX-MO - Disability Rider
●	ML3-433CX-MO - Certificate

ACCIDENTAL DEATH & DISMEMBERMENT (ADD):

●	ML1-110
●	ML1-110 CA
●	ML1-110 CO(02/2000)
●	ML1-110-CO(2014)
●	ML1-110-CO(2014-1)
●	ML1-110-CO(2015)
●	ML1-110 GAML1-110 GA (2007)

●	MLl-110 GA (2015)
●	MLl-110 HI
●	MLl-110 IA
●	MLl-110 KS
●	MLl-110 KS(2011)
●	MLl-110 KY
●	ML1-110-KY(2015)
●	ML1-110 LA
●	MLl-110 LA(2011)
●	MLl-110 MI
●	MLl-110 MI(2010)
●	MLl-110 MT (1998)
●	MLl-110 MT (2008)
●	MLl-110 NM
●	MLl-110 NM(2007)
●	MLl-110 NM(2014)
●	ML1-110-NM(2016)
●	ML1-110 OK
●	ML1-110 OR
●	MLl-110 PA
●	MLl-110 SD
●	ML1-110 WA
●	ML1-110-AZ(2013)
●	ML1-110-AZ(2015)
●	ML1-110-DE(2015)
●	ML1-110-FL(2009)
●	ML1-110-ID(2012)
●	ML1-110IL
●	ML1-110IL(2009)
●	ML1-110-IN(2007)
●	ML1-110-IN(2015)
●	MLl-110-NH
●	MLl-110-NH (2007)
●	MLl-110-NH (2008)
●	MLl-110-NV

SCHEDULE C

TERMINAL SETTLEMENT STATEMENT

1.	Amounts due to the Company under this Agreement and unpaid by the Reinsurer with respect to the recaptured Policy Liabilities	$

2.	Statutory Reserves with respect to the recaptured Policy Liabilities

3.	Present value of future profits arising from the Reinsured Contracts as of the Recapture Date, as set forth in the Independent Appraisal

4.	Amounts due to the Reinsurer under this Agreement and unpaid by the Company with respect to the recaptured Policy Liabilities

	Total: 1 + 2 + 3 - 4	$

REINSURANCE TRUST AGREEMENT

This REINSURANCE TRUST AGREEMENT, made this [...] day of [...], 2019 (the “Agreement”), by and among Triton Insurance Company, a Texas stock insurance corporation (the “Grantor”), Merit Life Insurance Co., a Texas stock insurance corporation (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, the “Beneficiary”), and JPMORGAN CHASE BANK, N.A. (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, the Grantor and the Beneficiary entered into a Reinsurance Agreement effective as of April 1, 2019, whereby the Grantor, as reinsurer, agreed to reinsure, on a 100% indemnity coinsurance basis, certain liabilities of the Beneficiary, as cedent (hereinafter referred to as the “Reinsurance Agreement”); and

WHEREAS, the Grantor and the Beneficiary desire to appoint Trustee as trustee and have Trustee create a trust account on its records and accept the delivery of assets in the form of Eligible Assets (hereinafter defined) for deposit to the trust account as security for the performance by Grantor of its obligations under the Reinsurance Agreement (“Obligations”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I

PROVISIONS RELATING TO THE TRUST ACCOUNT

Section 1.01.     The Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee and the Trustee shall administer the Trust Account for the benefit of Beneficiary, upon the terms and conditions hereinafter set forth. The Trust Account shall secure the Obligations to the Beneficiary. The Grantor shall transfer and assign to the Trust Account, on behalf of the Beneficiary, assets consisting of Eligible Assets (as defined in Section 1.03) listed on Exhibit A hereto.

Section 1.02.     The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such securities and other property as the Grantor from time to time may transfer or remit to or vest in the Trustee or place with the Trustee or under the Trustee’s control and to hold and dispose of the same in accordance with the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets, and shall be continuously kept within the United States of America.

Reinsurance Trust Agreement

Section 1.03.     Assets delivered to and deposited in the Trust Account by the Grantor and investments and reinvestment thereof shall consist only of currency of the United States of America and securities issued in the United States that are eligible for deposit with the Federal Reserve Bank of New York or The Depository Trust Company, customarily held by bank securities custodians and that are acceptable to the Insurance Commissioner of Texas, provided (a) each such asset that is a security is issued by an institution that is not the Grantor, the Beneficiary or an affiliate of either the Grantor or the Beneficiary and (b) that such assets comply with the investment guidelines attached hereto, as periodically amended or updated by the Grantor, consistent with the Grantor’s guidelines for its overall portfolio and consistent with the management of an investment portfolio of a prudent U.S. life company, as Exhibit B (“Eligible Assets”). The Grantor is authorized to invest and direct the investment and reinvestment of assets in the Trust Account and to instruct Trustee to accept and pay for such investments when delivered to the Trustee for deposit to the Trust Account. Any deposit or investment direction by the Grantor shall constitute a certification by the Grantor that the assets so deposited, or to be purchased pursuant to such investment direction and delivered to the Trust Account, are Eligible Assets, and the Trustee shall be entitled to rely on the Grantor’s representations that any assets so deposited or purchased pursuant to the Grantor’s direction are Eligible Assets.

Section 1.04.     The Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments or endorsements in blank of all securities or other property standing in the Grantor’s name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, Trustee can transfer any such assets without the consent or signature of the Grantor or any other person or entity. Any assets received by the Trustee which are not in such proper transferable form shall not be accepted by the Trustee and shall be returned to the Grantor or transferor as unacceptable. In addition, the Trustee may hold assets of the Trust Account in bearer form or in its own name or that of its nominee or the nominee of any depository and the Grantor shall hold the Trustee and the nominees harmless from any liability as holder of record.

Section 1.05.     Assets in the Trust Account may be substituted or withdrawn on a free basis by the Grantor only if consented to in writing by the Beneficiary. If the Grantor is so permitted to substitute Eligible Assets for any assets forming part of the Trust Account, the then current market value of the Eligible Assets so substituted shall not be less than the then current market value of the assets withdrawn; provided, however, that the Trustee shall be protected in relying upon any statement of the Grantor and the Beneficiary as to the current market value of any assets so withdrawn or substituted. Any substitution direction by the Grantor shall constitute a certification by the Grantor that (i) the assets so substituted to the Trust Account are Eligible Assets and are not be less than the then current market value of the assets withdrawn and (ii) such substitutions will at no time result in the total market value of the Trust Account falling below the Required Balance. “Required Balance” means 102% of the Reserves (as defined below) as determined as of the applicable date. “Reserves” means reserves, funds or provisions for losses, liabilities, claims, premiums, benefits, costs and expenses in respect of obligations under the business reinsured by the Grantor under the Reinsurance Agreement (including benefit reserves, claim reserves, unearned premium or premium deposit fund liabilities or otherwise) as required by (1) the statutory accounting practices prescribed or permitted by governmental authorities responsible for regulating insurance companies in the jurisdiction in which the Beneficiary is domiciled or (2)

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applicable law of the state of domicile of the Beneficiary. The Trustee shall have no responsibility whatsoever to determine the value of such substituted assets, that such substituted assets constitute Eligible Assets, or whether the substitutions will result in the total market value of the Trust Account falling below the Required Balance.

Section 1.06.     Notwithstanding anything in Section 1.05 to the contrary, should the aggregate market value of the Trust Account at the end of any calendar quarter as set forth in a Statement of Account (as defined in Section 1.12(a)) be greater than the Required Balance, the Grantor shall be entitled to withdraw such assets so as to reduce the aggregate market value of the Trust Account to the Required Balance. The Trustee shall permit such withdrawal upon receipt by it of the Beneficiary’s written statement that the Grantor is entitled to withdraw the designated assets, which written statement shall not be unreasonably withheld by the Beneficiary. Should the aggregate market value of the Trust Account at the end of any calendar quarter as set forth in a Statement of Account be less than the Required Balance, the Grantor shall transfer Eligible Assets to the Trust Account in the amount of such difference within 10 calendar days of the Grantor’s receipt of such Statement of Account. In all instances, the Trustee shall be entitled to rely on any written statements and instructions issued by the Grantor hereunder, and shall be under no obligation to confirm whether such statements or instructions have been properly made or comply with the terms set forth in this Section 1.06.

Section 1.07.     The responsibility for investing and reinvesting the assets in the Trust Account shall be that of the Grantor and, unless and until directed by the Grantor, the Trustee shall not be required to take any action with respect to the settlement of any investment or reinvestment of the Trust Account assets. The Trustee shall not be liable for the acts or omissions or for the insolvency of any agent which is selected by Trustee with reasonable care, unless such agent is an affiliate of the Trustee. The Grantor represents that there will be sufficient cash in the Trust Account to pay for all investments made by the Grantor. If a debit to cash in the Trust Account results in a debit cash balance, then the Trustee may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Trust Account, reverse any such posting. The Trustee shall not be obligated or required to advance or expend its own funds in respect of the settlement of investment and reinvestment of assets in the Trust Account; however, if for any reason the Trustee shall have advanced any of its own funds in respect of the settlement of investment and reinvestment of assets in the Trust Account as provided herein, the Trustee shall have a security interest in the assets in the Trust Account to the extent of the amount of such advance and the Trustee shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. The Trustee shall charge the Trust Account for all assets settled pursuant to the direction from the Grantor. Any losses incurred from any investment shall be borne exclusively by the Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

Section 1.08.     (a) The Trustee shall collect and credit to the Trust Account all dividends, interest and other income resulting from the investment of the assets in the Trust Account; however, the Trustee shall be entitled to reverse any cash credit previously made to the Trust Account due to error or the non-receipt of any income, interest or dividend distribution.

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(b)           The Trustee shall surrender for payment all maturing assets and all assets called for redemption and credit the proceeds of any such payment to the Trust Account.

Section 1.09.     The Beneficiary agrees and covenants to the Grantor that it shall only withdraw the assets in the Trust Account to satisfy amounts due without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

(1)          to pay or reimburse the Beneficiary for the Grantor’s share under the Reinsurance Agreement regarding any losses and allocated loss expenses or other amounts paid by or owed to the Beneficiary under the Reinsurance Agreement but not recovered from the Grantor or for unearned premiums due to the Beneficiary, if not otherwise paid by the Grantor;

(2)          to make payment to the Grantor of any amounts held in the Trust Account that exceed the Required Balance; or

(3)          where the Grantor’s entire Obligations under the Reinsurance Agreement remain unliquidated and undischarged 10 calendar days prior to the Termination Date (as defined in Section 2.12(a)), to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Beneficiary in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in (1) and (2) above as may remain executory after such withdrawal and for any period after the Termination Date.

Section 1.10.     The Grantor shall have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Trust Account.

Section 1.11.     Withdrawals from the Trust Account may be made by the Beneficiary at any time and from time to time, without notice to the Grantor, subject only to written notice from the Beneficiary to the Trustee. No other statement or document need be presented by the Beneficiary in order to withdraw assets. Upon receipt of the Beneficiary’s instructions, the Trustee shall immediately take any and all necessary steps to transfer the assets being withdrawn to or for the account of the Beneficiary or its designee as set forth in the Beneficiary’s instructions. The Trustee shall be protected and indemnified for any loss, liability or damage incurred by it in relying upon and following any written demand of the Beneficiary for such withdrawal.

Section 1.12.      (a)     The Trustee shall furnish to the Grantor and the Beneficiary a statement of account (a “Statement of Account”) of all assets in the Trust Account upon its inception and thereafter at intervals no less frequent than as of the end of each calendar quarter. Such Statement of Account shall be given as soon as practicable, but in no event later than 15 calendar days after such date. Statements of Account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.

(b)          The Trustee shall furnish to the Grantor and the Beneficiary notice of any deposits to or withdrawals from the Trust Account within 10 calendar days of the occurrence of such event.

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Such notices may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.

Section 1.13.     The Trustee shall have no responsibility whatsoever to determine that the assets withdrawn from the Trust Account pursuant to Section 1.09 will be used or applied in the manner contemplated therein.

ARTICLE II

Provisions RELATING TO THE TRUSTEE

Section 2.01.     (a)     The Trustee shall be a bank or trust company organized and existing under the laws of the State of New York or shall be a member of the Federal Reserve System of the United States of America.

(b)          The Trustee shall not be the parent, subsidiary or affiliate of either the Grantor or the Beneficiary.

Section 2.02.     The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing between the Grantor and the Trustee. The Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for the payment of such fees and expenses.

Section 2.03.     The duties and obligations of the Trustee shall be only such as are specifically set forth in this Agreement, as it may from time to time be amended and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 2.04.     The Trustee shall be protected and held harmless and indemnified by the other Parties hereto for any loss, liability or damage for following any statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, radiogram, letter or other paper or document believed by the Trustee to be genuine and to have been signed, sent or presented by the Grantor and/or the Beneficiary. All notices to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

Section 2.05.     Whenever in the administration of the Trust Account created by this Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of the Grantor and/or the Beneficiary and delivered to the Trustee and said certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable. The Trustee may hold assets in the Trust Account through Trustee’s book-entry accounts maintained at the Federal Reserve Bank of

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New York and at depositories such as The Depository Trust Company. Assets may be held in the name of a nominee maintained by any such depository or in the Trustee’s own name or in the name of a nominee of the Trustee. Any such book entry account shall contain only customer securities maintained by Trustee in a fiduciary or agency capacity.

Section 2.06.     Except when otherwise expressly provided in this Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor and/or the Beneficiary shall be sufficiently executed in the name of the Grantor and/or the Beneficiary by such officer or officers of the Grantor and/or the Beneficiary or by such other agent or agents of the Grantor and/or the Beneficiary as may be designated in a resolution or letter of advice by the Grantor and/or the Beneficiary. Written notice of such designation by the Grantor and/or the Beneficiary shall be filed with the Trustee. The Trustee shall be protected and held harmless and indemnified for any loss, liability or damage in following any written statement or other instrument made by such officer or agent of the Grantor and/or the Beneficiary with respect to the authority conferred on him.

Section 2.07.     (a)     The Trustee may consult with counsel selected by it who may be counsel for the Grantor or the Beneficiary. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel.

(b)          No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

Section 2.08.     The Trustee shall maintain records of all assets in the Trust Account. The Grantor or the Beneficiary, upon reasonable prior notice to Trustee, may examine such records at any time during regular business hours by any person or persons duly authorized in writing by the Grantor or the Beneficiary.

Section 2.09.     (a)     The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(b)          The Trustee may resign, by written resignation, effective not less than 60 calendar days after receipt thereof by the Grantor and the Beneficiary, and the Grantor may remove the Trustee at any time, without assigning any cause therefore, effective not less than 60 calendar days after receipt by the Trustee and the Beneficiary of notice thereof provided that no such resignation or removal shall be effective until a successor trustee has been appointed by the Grantor and approved by the Beneficiary and has accepted such appointment and all assets in the Trust less any amount owing to the Trustee (including but not limited to all its proper fees and expenses then owing) (and, accordingly, the Trustee will be entitled to sell assets and apply the sale proceeds in satisfaction of amounts owing to it) have been duly transferred to such successor trustee. In the event that the Grantor fails to appoint a successor trustee and/or the Beneficiary fails to approve a successor trustee appointed by the Grantor at least 30 calendar days prior to the effective date of Trustee’s resignation or removal, the Trustee may file an action requesting that a court of competent jurisdiction immediately appoint a successor trustee. The Grantor shall be responsible for the

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payment of all expenses in connection with such action, unless such action was the result of the Beneficiary’s failure to approve a successor trustee at least 30 calendar days prior to the effective date of the Trustee’s resignation or removal, in which case the Beneficiary shall be responsible for the payment of such expenses. In case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee stated herein shall survive and continue in the successor trustee and every successor trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue to be entitled after its resignation to the benefits of the indemnities provided herein for the Trustee.

Section 2.10     (a)     The Grantor hereby indemnifies and holds the Trustee and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees (“Losses”), that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of this Agreement.

(b)            In addition to and not in limitation of paragraph (a) immediately above, the Grantor also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under this Agreement, provided the Indemnitees have not acted with negligence or a lack of good faith or engaged in willful misconduct. In addition to and not in limitation of the foregoing, the Beneficiary agrees to indemnify the Trustee and to hold it harmless against any and all Losses which are sustained by the Trustee as a result of (i) any negligence, bad faith or willful misconduct by the Beneficiary in any way relating to, or arising from, this Agreement, and (ii) any action taken or omitted by the Trustee pursuant to the Beneficiary’s written instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder. Notwithstanding the foregoing, the Beneficiary shall not indemnify the Trustee for those Losses caused by the Trustee’s negligence, willful misconduct or lack of good faith.

(c)            In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised as to the possibility of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed. The Grantor and the Beneficiary hereby acknowledge that the foregoing indemnities and other protective provisions of this Article and elsewhere in this Agreement for the Trustee shall survive the resignation or removal of the Trustee or the termination of this Agreement, and hereby grant the Trustee a lien, right of set-off and security interest in the assets in the Trust Account for the payment of any claim for indemnity under this Agreement.

(d)            The Trustee is not responsible for any losses resulting from reasons or causes beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, any act or provision of any present or future law or regulation or governmental authority, the unavailability of the Federal Reserve Bank wire or other wire or communication

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facility, acts of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God.

Section 2.11 (a)          Unless the Grantor and the Beneficiary have already done so, each shall deliver promptly to the Trustee with respect to the Trust Account, two duly completed and executed copies of the proper United States Internal Revenue Service: (i) Form W-9; or (ii) if it is not a United States person, applicable Form W-8 (BEN, EXP, ECI, IMY), certifying its status as a Beneficial Owner, and therefore, entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. The Grantor and the Beneficiary agree to provide duly executed and completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by it to the Trustee. “Beneficial Owner” shall have the meaning defined in United States Income Tax Regulation 1.1441-1(c)(6).

(b)          The Trustee is authorized to deduct from any cash received or credited to the Trust Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Trust Account.

(c)          The Grantor shall pay, prior to delinquency, all taxes, assessments and other charges levied upon the securities and other property in the Trust Account and shall discharge all liens against such assets and the Trust Account; provided however, the Grantor shall not be liable to Trustee for any penalty or additions to tax due as a result of the Trustee’s failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Trust Account solely as a result of the Trustee’s negligent acts or omissions; provided further, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Grantor need not pay any tax, assessment or other charge so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as security sufficient to pay such tax, assessment or other charge (and any interest and penalties which may be applicable thereon) has been provided to the Trustee to protect the Beneficiary and the Trustee. In the event that the Grantor shall fail to pay any such tax, assessment or other charge (and shall not be so contesting it) or to discharge any such lien, the Beneficiary may, at its option, but shall not be required to, make any payments necessary to pay such tax, assessment or other charge and/or to discharge such lien, and the Grantor shall, upon demand, reimburse the Beneficiary for the full amount of such payments (together with interest from the date paid to but not including the date reimbursed at a rate ordinarily charged by Trustee to its institutional custody customers). Other than as described above, the Trustee shall not be responsible for paying any taxes, assessments or other charges or discharging liens on the Trust Account or any of the assets thereof.

(d)          The Grantor shall be responsible for any tax reporting (including filing of any tax returns, information returns and, if applicable, obtaining tax identification numbers) required on behalf of the Trust and/or Trust Account.

Section 2.12 (a)          The Trust Account and this Agreement, except for the indemnities and protective provisions provided herein which shall survive termination, may be terminated only after (i) the Grantor and the Beneficiary have given the Trustee written notice of their intention to

8

terminate the Trust Account (the ‘‘Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 2.12. The Notice of Intention shall specify the date on which the Grantor and the Beneficiary intend the Trust Account to terminate (the “Proposed Date”).

(b)          Within 3 business days following receipt by the Trustee of a Notice of Intention, the Trustee shall give written notification via certified mail (the “Termination Notice”) to the Beneficiary, the Grantor,’ and the Texas Department of Insurance of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date (or if not a business day, the next business day thereafter), if the Proposed Date is at least 30 calendar days but no more than 45 calendar days subsequent to the date the Termination Notice is given; (ii) 30 calendar days subsequent to the date the Termination Notice is given (or if not a business day, the next business day thereafter), if the Proposed Date is less than 30 calendar days subsequent to the date the Termination Notice is given; or (iii) 45 calendar days subsequent to the date the Termination Notice is given (or if not a business day, the next business day thereafter), if the Proposed Date is more than 45 calendar days subsequent to the date the Termination Notice is given. For purposes of this Agreement, a “business day” shall mean any day other than a Saturday, Sunday or other day on which any banks are required or authorized to close in New York, New York.

(c)          On the Termination Date, after satisfaction of any outstanding withdrawal requests of the Beneficiary under Section 1.11, and upon receipt of written certification of the Beneficiary that it consents to such termination, the Trustee shall transfer to the Grantor any Trust Assets remaining in the Trust Account less any amount owing to it under this Agreement (including but not limited to all its proper fees and expenses then owing to it under, or otherwise in connection with, this Agreement) (and, accordingly, the Trustee will be entitled to sell assets and apply the sale proceeds in satisfaction of amounts owing to it) in exchange for a written receipt from the Grantor, at which time all duties and obligations of the Trustee with respect to such assets shall cease.

ARTICLE III

REPRESENTATIONS OF THE GRANTOR AND THE BENEFICIARY

Section 3.01.     The Grantor hereby represents and warrants to the Trustee and the Beneficiary that:

(a) This Agreement has been duly and validly executed and delivered by the Grantor and constitutes the legal, valid, binding and enforceable obligation of the Grantor.

(b) The execution, delivery and performance by the Grantor of this Agreement, and the transfer and conveyance of assets by or on behalf of the Grantor pursuant hereto, do not and will not (i) violate or conflict with any of its charter documents or any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Grantor, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Grantor is a party or by which the Grantor or any of its properties may be bound or affected.

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(c) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other person is required in connection with (i) the execution, delivery or performance by the Grantor of this Agreement or (ii) the transfer and conveyance of the assets by the Grantor in the manner and for the purpose contemplated by this Agreement.

(d) At the date of each delivery by the Grantor to the Trustee of each certificate, instrument or other document representing or evidencing the assets, such assets are free and clear of all liens.

Section 3.02.     The Beneficiary hereby represents and warrants to the Trustee and the Grantor that:

(a) This Agreement has been duly and validly executed and delivered by the Beneficiary and constitutes the legal, valid, binding and enforceable obligation of the Beneficiary.

(b) The execution, delivery and performance by the Beneficiary of this Agreement does not and will not (i) violate or conflict with any of its charter documents or any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Beneficiary, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Beneficiary is presently a party or by which the Beneficiary or any of its properties may be bound or affected.

(c) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other person is required in connection with the execution, delivery or performance of this Agreement by the Beneficiary.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.     Solely for the purposes of this Agreement, the term “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

Section 4.02.     The provisions of and validity and construction of this Agreement and any amendments hereto shall be governed by, and construed in accordance with, the laws of the State of New York and the Trust Account created hereunder shall be administered in accordance with the laws of said State. Nothing in this Agreement shall be construed or deemed as a waiver of any rights and remedies to which the Trustee is entitled under any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

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Section 4.03.     This Agreement may be amended at any time by written agreement signed by the Grantor and the Beneficiary and the Trustee.

Section 4.04.     In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

Section 4.05.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 4.06.     No Party hereto may assign this Agreement or any of its obligations hereunder, without the prior written consent of the other Parties hereto; provided, however, that this Agreement shall inure to the benefit of and bind those who, by operation of law, become successors to the Parties including without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity; and provided further that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof.

Section 4.07.     Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by telecopier or other facsimile or electronic transmission, or (iii) in the case of mail delivery when received, and (b) to the address as follows:

If to the Grantor:

Triton Insurance Company

3001 Meacham Blvd., Suite 100

Fort Worth, Texas 76137

Attention: General Counsel

Telephone: 817-820-5803

If to the Beneficiary:

Merit Life Insurance Co.

600 Brickell Ave, 19th Floor

Miami, Florida 33131

Attention: Jorge Beruff

Telephone: 212-397-6102

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If to the Trustee:

JPMorgan Chase Bank, N.A.

North American Insurance Securities Services

4 Chase Metrotech Center, Floor 06

Brooklyn, New York 11245-0001

Attention: [Eva H. Morgenstein]

Telephone: 212.552.4837

Section 4.08.     Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Trustee to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Grantor and the Beneficiary acknowledge that Section 326 of the USA PATRIOT Act and the Trustee’s identity verification procedures require Trustee to obtain certain information (“Identifying Information”) from the Grantor and the Beneficiary or on some occasions from third parties regarding the Grantor and the Beneficiary. The Grantor and the Beneficiary each agrees to provide the Trustee with and consents to the Trustee obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Trustee.

Section 4.09.     The Grantor and Beneficiary hereby each acknowledges that the Trustee is obliged to comply with AML/Sanctions Requirements (as defined below) and that the Trustee shall not be liable for any action it or any of its affiliates reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, securities, or other assets. Both the Grantor and the Beneficiary shall cooperate with the Trustee’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Grantor and the Beneficiary each agrees that (i) the Trustee may defer acting upon an instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) the utilization of the Trust Account(s) as omnibus accounts to hold assets of Beneficial Owners is subject to the Trustee’s discretion. Furthermore, the Trustee shall not be obliged to hold any “penny stock” (or other securities raising special anti-money laundering concerns) in any Trust Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other securities. For the purposes of this section, “AML/Sanctions Requirements” means (a) any applicable law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to the Trustee, or to any affiliate of the Trustee engaged in servicing any Trust Account, which governs (i) money laundering, the financing of terrorist, insider or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) the Trustee’s policies and procedures reasonably designed to assure compliance with any such applicable law and “Beneficial Owner” means any person, other than the Grantor and the Beneficiary, who has a direct or indirect beneficial ownership interest in any assets held in any of the Trust Accounts.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Triton Insurance Company, as Grantor

By:
Name:
Title:

Merit Life Insurance Co., as Beneficiary

By:
Name:
Title:

JPMorgan Chase Bank, N.A. as Trustee

By:
Name:
Title:

[Signature Page to Reinsurance Trust Agreement]

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EXHIBIT A

List of Assets

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EXHIBIT B

Investment Guidelines

1. Objective	Identify & document Managed Portfolio parameters ensuring compliance with these Investment Guidelines, relevant laws & regulations, and approved tax strategies

2. Portfolio Purpose	(a) Optimize risk adjusted returns while preserving invested capital subject to requirements of the insurance businesses and surplus accounts; (b) provide adequate liquidity to meet claims and other cash needs; (c) any other specific objective agreed to in writing by the Approvers and communicated to investment adviser; (d) diversify by type, quality, maturity, industry, issuer & geographic risk

3. Periodic Review and Revision	Investment Review monthly; Managed Portfolio’s performance at least quarterly; Policy review by Investment Committee at least annually. These guidelines can be periodically amended or updated by the Grantor, consistent with the Grantor’s guidelines for its overall portfolio and consistent with the management of an investment portfolio of a prudent U.S. life company.

4. Performance Indicators/Benchmarks	(a) Net investment income vs. budget; (b) Actual vs. target asset allocation; (c) Realized gains/losses vs. budget; (d) Other benchmarks as mutually agreed in writing

5. Realized Gain/Loss Parameters	Prior CEO or CFO approval for voluntary sales with > $500,000 gains or > $100,000 losses on a quarterly basis. For quarterly losses greater than $100K, manager will need to provide a write up for why the sale was made. This excludes tenders and calls.

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6. Unrealized Loss Triggers	Provide a complete list of securities monthly with Market Value < 80% of book value.

7. Restructurings	Action plan required for any investment in workout. Workouts include balance sheet recapitalizations resulting from reorganizations.

8. Downgrades / Impairments	Material Credit Migration report included in Investment Review. Impairments reviewed w/ Approvers during the middle of the 3rd month of each quarter. Written Risk Rating Process in place.

9. Duration	+/- 2 year of the benchmark (excludes short term preparations for dividends)
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10. Currency	USD; Foreign denominated assets shall only be held to support foreign liabilities of the same currency

11. Reinvestment of Income	Yes, unless directed otherwise

12. Asset Quality	Portfolio weighted average credit quality of A3/A-/A- or better. (Barclay aggregate index methodology; 3rd party credit enhancement considered)

13. Delegated Authority Limits	Limited to 3% per issuer at time of purchase, excluding US Govt & agency securities. Agency MBS of the same pool is limited to 5% per issuer at purchase.

14. State of Regulatory Limits	Texas

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15. Derivative Strategies	Prior approval required.

16. Securities Lending	102% collateral requirement

17. MBS Forward Transactions / TBA’s	Prohibited

18. Short Sales	Prohibited

19. Prohibited Investments	(a) > 10% ownership/control of any domestic insurance company; (b) Trades straddling year-end

20. Margin / Borrowings	Prohibited

21. Portfolio Leverage	Prohibited

ELIGIBLE INVESTMENTS*
% of Managed Portfolio
Money Market Securities < 1 year	15%
Short-term < 1 year (excluding money markets)	100%
Cash and Cash Equivalents in Trusts (includes MMF sweep and securities with less than 90 days to maturity at time of purchase)	$2M or less in all trusts combined
US Sovereign & Agency	35%
Non-redeemable Preferred Stock	10%
Convertible Preferred Stock & Debt	5%
Investment Grade: Domestic & Foreign Corporates	75%
Private Placements	5% with 7 year duration cap

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Private Placements (non-investment grade)	3%
Asset-backed	25%
CLO’s	5%
Mortgage-backed (includes non-High risk CMO’s)	35%
Commercial Mortgage-backed	15%
Private Label Mortgage-backed	10%
CMO - High Risk (I/O’s, P/O’s)**	1%
Tax-exempt	10%
Affiliated Securities	Prohibited
Equity (excluding Real Estate)	10%, excluding capital appreciation
Alternative Asset Portfolios	Prohibited
Below-Investment Grade Securities	12%
NAIC 4 - 6 (B+B1/B+ or lower)	10%
NAIC 5 -6 (CCC+/Caa1/CCC+ or lower)	3%
NAIC 6 (CC/Ca/CC or lower)	1%
NAIC 3 Issuer limit	1%
NAIC 4 - 6 Issuer limit	0.5%
Sovereign & Foreign Corporate	3%
Foreign (excluding Canada)***	20% (A- or higher) (IG: 10% per foreign jurisdiction; BIG: overall foreign 5% and 2% per foreign jurisdiction)
Direct Real Estate Equity	Prohibited

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Mortgage Loans (directly originated) (75% loan to value ratio)	Prohibited
Derivatives
Interest Rates & Misc.	Notional amt capped at 10%; Prior approval required
Cross Currency & Foreign Exchange	Notional amt capped at 10%; Prior approval required
Credit Derivatives	Notional amt capped at 5%; Prior approval required
Futures	Notional amt capped at 10%; Prior approval required
Total	Notional amt capped at 35%; Prior approval required
AAA Counterparty	Notional amt capped at 2%; Prior approval required
AA Counterparty	Notional amt capped at 1%; Prior approval required

INVESTMENT COMMITTEE (APPROVERS)	Dava S. Carson
Michael F. Koppen
Gregg H. Lehman
Ronald D. Neal
Peter McMullin
Any exceptions to the above guidelines will require positive responses from any 3 approvers.	Donna Van Winkle
Henryka Anderson
Scott Parker

For clarification of any component, please consult the original document or the appropriate state statutes.

144a securities with registration rights are subject to the same limitations as all publicly traded securities

*Securities or investments falling under more than one Limit shall be subject to each of such applicable Limits

**Aggregate of paired IO/PO not to exceed 1%. Subordinated must be rated at least BBB/BAA and aggregate cannot exceed 1%

*** Subject to individual country limits

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